UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2026

PROLOGIS, INC.

PROLOGIS, L.P.

(Exact name of registrant as specified in charter)

Maryland (Prologis, Inc.)	001-13545 (Prologis, Inc.)	94-3281941 (Prologis, Inc.)
Delaware (Prologis, L.P.)	001-14245 (Prologis, L.P.)	94-3285362 (Prologis, L.P.)
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pier 1, Bay 1, San Francisco, California	94111
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ Telephone Number, including Area Code: (415) 394-9000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

	Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Prologis, Inc.	Common Stock, $0.01 par value	PLD	New York Stock Exchange
Prologis, L.P.	2.250% Notes due 2029	PLD/29	New York Stock Exchange
Prologis, L.P.	5.625% Notes due 2040	PLD/40	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

ATM Program

On October 30, 2026, the Company and Prologis, L.P. (the “Operating Partnership”) entered into an Equity Distribution Agreement (the “Agreement”), which replaces the Company’s existing “at-the-market” program. The Company and the Operating Partnership entered into the Agreement with Academy Securities, Inc., BBVA Securities Inc., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC (acting through Academy Securities, Inc., as its sales agent), BofA Securities, Inc., BTIG, LLC, Citigroup Global Markets Inc., Credit Agricole Securities (USA) Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., ING Financial Markets LLC, Jefferies LLC, J.P. Morgan Securities LLC, Loop Capital Markets LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Nomura Securities International, Inc. (acting through BTIG, LLC, as its sales agent), RBC Capital Markets, LLC, Regions Securities LLC, Samuel A. Ramirez & Company, Inc., Santander US Capital Markets LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., TD Securities (USA) LLC, Truist Securities, Inc. and Wells Fargo Securities, LLC (each a “Manager” and, collectively, the “Managers”), and Banco Bilbao Vizcaya Argentaria, S.A., BNP Paribas, Bank of America, N.A., Citibank, N.A., Crédit Agricole Corporate and Investment Bank, Goldman Sachs & Co. LLC, HSBC Bank USA, National Association, Jefferies LLC, JPMorgan Chase Bank, National Association, Mizuho Markets Americas LLC, Morgan Stanley & Co. LLC, MUFG Securities EMEA plc, Nomura Global Financial Products, Inc., Royal Bank of Canada, Regions Securities LLC, Banco Santander, S.A., The Bank of New York Mellon, The Bank of Nova Scotia, The Toronto-Dominion Bank, Truist Bank and Wells Fargo Bank, National Association (each, a “Forward Purchaser” and, collectively, the “Forward Purchasers”), pursuant to which each Manager was appointed to act as the sales agent with respect to the issuance and sale from time to time of shares of the Company’s common stock, par value $0.01 per share, having an aggregate offering price of up to $5,000,000,000 (the “Shares”) in an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). A copy of the Agreement has been filed as Exhibit 1.1 to this report and is incorporated herein by reference.

The Agreement replaces and supersedes the equity distribution agreement that we entered into with BofA Securities, Inc., BNP Paribas Securities Corp., BNY Mellon Capital Markets, LLC, BTIG, LLC, Citigroup Global Markets Inc., Goldman Sachs & Co. LLC, HSBC Securities (USA) Inc., ING Financial Markets LLC, Jefferies LLC, J.P. Morgan Securities LLC, Mizuho Securities USA LLC, Morgan Stanley & Co. LLC, MUFG Securities Americas Inc., Raymond James & Associates, Inc., Regions Securities LLC, Scotia Capital (USA) Inc., SMBC Nikko Securities America, Inc., SunTrust Robinson Humphrey, Inc., TD Securities (USA) LLC and Wells Fargo Securities, LLC on May 5, 2020.

The Shares will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (No. 333-289636) (the “Registration Statement”) that was filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on August 15, 2025, and a prospectus supplement, dated October 30, 2026, and the accompanying base prospectus, dated August 15, 2025 (together, the “Prospectus Supplement”). The Company is filing certain exhibits to the Registration Statement as part of this Current Report on Form 8-K. See “Item 9.01 – Financial Statements and Exhibits.” For a more detailed description of the Agreement, see the Prospectus Supplement.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following documents have been filed as exhibits to this report and are incorporated by reference herein as described above.

Exhibit No.	Description

1.1	Equity Distribution Agreement, dated October 30, 2026, among Prologis, Inc., Prologis, L.P., the Managers and the Forward Purchasers.
5.1	Opinion of Venable LLP.
23.1	Consent of Venable LLP (including in its opinion filed as Exhibit 5.1).
104	Cover Page Interactive Data File – the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLOGIS, INC.

Date: October 30, 2026	By:	/s/ David Malinger
Name: David Malinger
Title: Senior Vice President and Assistant Secretary

PROLOGIS, L.P.
By: Prologis, Inc., its general partner

Date: October 30, 2026	By:	/s/ David Malinger
Name: David Malinger
Title: Senior Vice President and Assistant Secretary